UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2026

Whitestone REIT

(AREG Wizard Intermediate LP as successor by merger to Whitestone REIT)

(Exact name of registrant as specified in charter)

Maryland	001-34855	76-0594970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 40th Floor New York, NY	10167
(Address of principal executive offices)	(Zip Code)

(212) 750-7300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, par value $0.001 per share	WSR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by Whitestone REIT, a Maryland real estate investment trust (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 9, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 8, 2026, by and among the Company, Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership” and, together with the Company, the “Company Parties”), AREG Wizard Parent LP (“Parent”), AREG Wizard Intermediate LP (“Merger Sub”), and AREG Wizard Operating Partnership LP (“Merger OP” and, collectively with Parent and Merger Sub, the “Parent Parties”). On July 14, 2026, pursuant to the terms of the Merger Agreement, Merger OP merged with and into the Operating Partnership (the “Partnership Merger”) at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), with the Operating Partnership surviving (the “Surviving Partnership”), and, immediately following the Partnership Merger, the Company merged with and into Merger Sub (the “Company Merger” and, together with the Partnership Merger, the “Mergers”) at the effective time of the Company Merger (the “Company Merger Effective Time”), with Merger Sub surviving (the “Surviving Company”) as a wholly owned subsidiary of Parent. In connection with the Mergers, the Company and Parent took various other actions, as discussed further below.

Item 1.02.	Termination of a Material Definitive Agreement.

Concurrently with the closing of the Mergers, the Company repaid all outstanding obligations due under that certain Fourth Amended and Restated Credit Agreement (the “A&R Credit Agreement”), dated September 19, 2025, by and among the Operating Partnership, the guarantors from time to time parties thereto, the several financial institutions from time to time party thereto and Bank of Montreal, as administrative agent, and terminated the A&R Credit Agreement in accordance with its terms.

Concurrently with the closing of the Mergers, the Company repaid all outstanding obligations due under that certain Loan Agreement (the “Nationwide Loan”), dated June 21, 2024, by and among Whitestone Strand LLC, Whitestone Las Colinas Village LLC, Whitestone Seville LLC, and Nationwide Life Insurance Company, and terminated the Nationwide Loan in accordance with its terms.

Concurrently with the closing of the Mergers, the Company repaid all outstanding obligations due under that certain  Note Purchase and Guaranty Agreement, dated March 22, 2019, by and among the Operating Partnership, the Company, the Initial Subsidiary Guarantors named therein, and the Purchasers named therein, as amended by that certain First Amendment to Note Purchase and Guaranty Agreement, dated December 16, 2022 (the “Notes”), and terminated the Notes in accordance with their terms.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described above, pursuant to the terms of the Merger Agreement, the Partnership Merger was completed, with Merger OP being merged with and into the Operating Partnership at the Partnership Merger Effective Time and the Operating Partnership surviving the Partnership Merger as a wholly owned subsidiary of the Company. At the Partnership Merger Effective Time, each outstanding OP unit of partnership interest (a “Partnership OP Unit”), other than Partnership OP Units held by the Company and its subsidiaries, issued and outstanding immediately prior to the Partnership Merger Effective Time was converted into the right to receive an amount in cash equal to $19.00 (the “Merger Consideration”), without interest.

As described above, pursuant to the terms of the Merger Agreement, the Company Merger was completed, with the Company being merged with and into Merger Sub at the Company Merger Effective Time and Merger Sub surviving the Company Merger as a wholly owned subsidiary of Parent. At the Company Merger Effective Time, each common share of beneficial interest, par value $0.001 per share, of the Company (each, a “Company Common Share”), other than Excluded Shares (as defined in the Merger Agreement), issued and outstanding immediately prior to the Company Merger Effective Time was converted into the right to receive an amount in cash equal to the Merger Consideration, without interest. The paying agent will disburse the Merger Consideration to Whitestone shareholders following receipt of confirmation of the effectiveness of the Company Merger from the Maryland State Department of Assessments and Taxation (“SDAT”). The parties have confirmation of submission of the articles of merger for the Company Merger to the SDAT for processing. Following processing and acceptance by the SDAT, it will issue confirmation of the effectiveness of the Company Merger. A representative of the SDAT has stated that the SDAT is experiencing delays in processing filings, which has delayed obtaining such confirmation of effectiveness.

In addition, pursuant to the Merger Agreement, at the Company Merger Effective Time:

•

each of the outstanding restricted common share unit awards subject to time-based vesting (each, a “Time-Based Unit Award”) granted pursuant to the Company’s 2018 Long-Term Equity Incentive Ownership Plan (the “Company Equity Incentive Plan”), that was outstanding immediately prior to the Company Merger Effective Time, was automatically fully vested and cancelled and, in exchange therefor, each holder of any such cancelled vested Time-Based Unit Awards ceased to have any rights, except the right to receive as of the Company Merger Effective Time, in consideration for the cancellation of such vested Time-Based Unit Awards and in settlement therefor, an amount in cash equal to the product of (i) the number of Company Common Shares then underlying such Time-Based Unit Awards as of immediately prior to the Company Merger Effective Time and (ii) the Merger Consideration; and

•

each outstanding restricted performance share unit award (each, a “TSR Unit Award”) granted pursuant to the Company Equity Incentive Plan that was outstanding immediately prior to the Company Merger Effective Time, was automatically earned and vested and thereafter cancelled and, in exchange therefor, each holder of any such cancelled vested TSR Unit Award ceased to have any rights, except the right to receive as of the Company Merger Effective Time, in consideration for the cancellation of such vested TSR Unit Award and in settlement therefor, an amount in cash equal to the product of (i) the Merger Consideration and (ii) the number of Company Common Shares that would have vested pursuant to the terms of the

TSR Unit Award, assuming that any performance based vesting conditions applicable to such TSR Unit Award for any performance period that has not been completed as of the Company Merger Effective Time are achieved at the levels based on the greater of target or actual performance through the Company Merger Effective Time.

The information set forth in the Introductory Note above is incorporated by reference into this Item 2.01. The foregoing description, including the portions incorporated by reference herein, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Mergers, on July 14, 2026, the Company (i) notified the New York Stock Exchange (“NYSE”) that the Mergers were completed and (ii) submitted a request to NYSE for NYSE to cease trading of the Company Common Shares on NYSE, to suspend the listing of the Company Common Shares and to file with the SEC an application on Form 25 to delist the Company Common Shares from NYSE and deregister the Company Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, trading of Company Common Shares on NYSE was suspended on July 14, 2026.

The Surviving Company intends to file with the SEC a certification on Form 15 with respect to the Company Common Shares requesting the deregistration of the Company Common Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in the Introductory Note and Item 2.01 above is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01, and Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the consummation of the Company Merger, a change of control of the Company occurred, and the Company merged with and into Merger Sub, the separate existence of the Company ceased, and Merger Sub survived as a wholly owned subsidiary of Parent.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.02, and Item 5.03 is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, as of the Company Merger Effective Time, Amy S. Feng, Julia B. Buthman, Kristian M. Gathright, David K. Holeman, Jeffrey A. Jones, and Donald A. Miller ceased serving as members of the Company’s board of trustees and each committee thereof. These resignations were in connection with the Mergers and not a result of any disagreements between the Company and the resigning trustees on any matter relating to the Company’s operations, policies or practices. In addition, at the Company Merger Effective Time, in accordance with the Merger Agreement, the officers of Merger Sub immediately prior to the Company Merger Effective Time became the officers of the Surviving Company.

The information set forth in the Introductory Note and Item 2.01 is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

By operation of law and in accordance with the Merger Agreement, as of the Company Merger Effective Time, the certificate of limited partnership of Merger Sub, as in effect immediately prior to the Company Merger Effective Time, became the certificate of limited partnership of the Surviving Company and the limited partnership agreement of Merger Sub, as in effect immediately prior to the Company Merger Effective Time, became the limited partnership agreement of the Surviving Company.

By operation of law and in accordance with the Merger Agreement, as of the Partnership Merger Effective Time, the certificate of limited partnership of Merger OP, as in effect immediately prior to the Partnership Merger Effective Time, became the certificate of limited partnership of the Surviving Partnership, and the limited partnership agreement of Merger OP, as in effect immediately prior to the Partnership Merger Effective Time, became the limited partnership agreement of the Surviving Partnership.

The information set forth in the Introductory Note and Item 2.01 is incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On July 14, 2026, Parent issued a press release announcing the closing of the Mergers. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of April 8, 2026, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P., AREG Wizard Parent LP, AREG Wizard Intermediate LP and AREG Wizard Operating Partnership LP (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 9, 2026).

99.1	Press Release of Ares Management Corporation, dated July 14, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AREG Wizard Intermediate LP (as successor by merger to Whitestone REIT) By: AREG Wizard Intermediate GP LLC, its general partner

Date: July 14, 2026	By:	/s/ Andrew Holm
Andrew Holm
Authorized Signatory